As filed with the Securities and Exchange Commission on February 26, 2021
Registration No.  333-240114
 Registration No. 333-239687

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-240114
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-239687

UNDER
THE SECURITIES ACT OF 1933

PG&E Corporation
(Exact Name of Registrant as Specified in Its Charter)

77 Beale Street
P.O. Box 770000
San Francisco, CA 94177

California	(415) 973-1000	94-3234914
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

John R. Simon
Executive Vice President, General Counsel and Chief Ethics and Compliance Officer
PG&E Corporation
77 Beale Street
P.O. Box 770000
San Francisco, CA 94177
(415) 973-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Nicholas A. Dorsey, Esq. C. Daniel Haaren, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Michael F. Fitzpatrick, Jr., Esq. Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
PG&E Corporation:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

PG&E Corporation (the “Company”) is filing these post-effective amendments to the following registration statements on Form S-3 (the “Registration Statements”) to deregister any and all securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

●
Registration Statement No. 333-239687 on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2020, as amended by Pre-Effective Amendment No. 1 filed with the SEC on July 20, 2020 and Pre-Effective Amendment No. 2 filed with the SEC on July 27, 2020, registering the offer and sale of 819,848,851 of the Company’s common stock issued to the selling shareholders identified in such Registration Statement; and

●
Registration Statement No. 333-240114 on Form S-3 filed with the SEC on July 27, 2020, registering the offer and sale of 42,337,173 of the Company’s common stock issued to the selling shareholders identified in such Registration Statement.

The Company, by filing these post-effective amendments, hereby terminates the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.  This filing is made in accordance with an undertaking made by the Registrant in Part II of each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 2021.

PG&E CORPORATION

By:	/s/ Brian M. Wong
	Name:	Brian M. Wong
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.